Exhibit 99.1

AMCON Distributing Company Reports Fully Diluted Earnings Per Share of $1.61 for the Quarter Ended March 31, 2016

OMAHA, Neb.--(BUSINESS WIRE)--April 18, 2016--AMCON Distributing Company (“AMCON”) (NYSE MKT:DIT), an Omaha, Nebraska based consumer products company is pleased to announce fully diluted earnings per share of $1.61 on net income available to common shareholders of $1.1 million for the fiscal quarter ended March 31, 2016.

“We continue to invest in our wholesale business to enhance our leadership position in the Convenience Distribution Industry. We are expanding our foodservice and technology capabilities as the needs of our customers grow in complexity. This approach has served to differentiate us from our competition,” said Christopher H. Atayan, AMCON’s Chairman and Chief Executive Officer. He further noted “We are actively seeking acquisitions that can benefit from our extensive platform of customer service.”

Each of AMCON’s business segments reported solid quarters. The wholesale distribution segment reported revenues of $288.9 million and operating income before depreciation and amortization of $3.5 million for the second fiscal quarter of 2016. The retail health food segment reported revenues of $7.5 million and operating income before depreciation and amortization of $0.6 million for the same period.

“Our annual spring trade show in Kansas City was well received by our customers and vendors. This event provides momentum as we enter our customers’ peak selling season,” said Kathleen M. Evans, President of AMCON’s Wholesale Distribution segment.

“Our management team is focusing on a variety of initiatives designed to enhance the operating economics of our retail stores. We operate in a competitive environment that continues to be highly challenging,” said Eric Hinkefent, President of AMCON’s Retail Health Food Segment.

“We actively manage our working capital and liquidity which provides us the ability to respond quickly to the dynamic environments in which both of our business segments operate. This conservative approach provides us significant flexibility to act in the long term best interest of the many constituencies we serve,” said Andrew C. Plummer, AMCON’s Chief Financial Officer. “We were pleased to close the March 31, 2016 quarter with shareholders’ equity of $62.0 million and consolidated debt of $21.2 million.”

AMCON is a leading wholesale distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and chilled foods, and health and beauty care products with locations in Illinois, Missouri, Nebraska, North Dakota, South Dakota and Tennessee. AMCON also operates sixteen (16) health and natural product retail stores in the Midwest and Florida. The retail stores operate under the names Chamberlin's Market & Cafe www.chamberlins.com and Akin’s Natural Foods Market www.akins.com.

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Balance Sheets
March 31, 2016 and September 30, 2015

	March	September
	2016	2015
	(Unaudited)
ASSETS
Current assets:
Cash	$321,990	$219,536
Accounts receivable, less allowance for doubtful accounts of $0.8 million at March 2016 and $0.9 million at September 2015	29,255,947	31,866,787
Inventories, net	56,594,107	60,793,478
Deferred income taxes	1,278,006	1,553,726
Income taxes receivable	—	113,238
Prepaid and other current assets	4,080,280	2,125,908
Total current assets	91,530,330	96,672,673

Property and equipment, net	12,465,906	12,753,145
Goodwill	6,349,827	6,349,827
Other intangible assets, net	3,908,478	4,090,978
Other assets	296,717	317,184
	$114,551,258	$120,183,807
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,033,216	$17,044,726
Accrued expenses	5,860,058	7,224,963
Accrued wages, salaries and bonuses	2,558,420	3,282,354
Income taxes payable	230,066	—
Current maturities of long-term debt	357,000	351,383
Total current liabilities	25,038,760	27,903,426

Credit facility	17,609,387	20,902,207
Deferred income taxes	3,772,620	3,696,098
Long-term debt, less current maturities	3,204,052	3,384,319
Other long-term liabilities	30,838	34,860

Series A cumulative, Convertible Preferred Stock, $.01 par value 100,000 shares authorized and issued, and a total liquidation preference of $2.5 million at both March 2016 and September 2015	2,500,000	2,500,000
Series B cumulative, Convertible Preferred Stock, $.01 par value 80,000 shares authorized, 16,000 shares issued and outstanding at both March 2016 and September 2015, and a total liquidation preference of $0.4 million at both March 2016 and September 2015	400,000	400,000

Shareholders’ equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized, 116,000 shares outstanding and issued in Series A and B referred to above	—	—
Common stock, $.01 par value, 3,000,000 shares authorized, 604,022 shares outstanding at March 2016 and 621,104 shares outstanding at September 2015	7,197	7,061
Additional paid-in capital	16,697,234	15,509,199
Retained earnings	55,519,822	53,527,606
Treasury stock at cost	(10,228,652)	(7,680,969)
Total shareholders’ equity	61,995,601	61,362,897
	$114,551,258	$120,183,807

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Unaudited Statements of Operations
for the three and six months ended March 31, 2016 and 2015

	For the three months ended March		For the six months ended March
	2016	2015	2016	2015
Sales (including excise taxes of $88.7 million and $87.4 million, and $186.0 million and $184.4 million, respectively)	$296,449,126	$287,443,864	$618,457,375	$602,877,340
Cost of sales	278,908,888	269,710,529	581,955,233	565,617,473
Gross profit	17,540,238	17,733,335	36,502,142	37,259,867
Selling, general and administrative expenses	14,770,358	15,485,757	30,615,492	31,666,879
Depreciation and amortization	575,681	590,857	1,142,630	1,167,162
	15,346,039	16,076,614	31,758,122	32,834,041
Operating income	2,194,199	1,656,721	4,744,020	4,425,826

Other expense (income):
Interest expense	161,402	194,375	373,856	431,517
Other (income), net	(35,827)	(35,987)	(63,082)	(43,054)
	125,575	158,388	310,774	388,463
Income from operations before income tax expense	2,068,624	1,498,333	4,433,246	4,037,363
Income tax expense	922,000	729,000	1,931,000	1,722,000
Net income	1,146,624	769,333	2,502,246	2,315,363
Preferred stock dividend requirements	(48,643)	(48,108)	(97,820)	(97,285)
Net income available to common shareholders	$1,097,981	$721,225	$2,404,426	$2,218,078

Basic earnings per share available to common shareholders	$1.81	$1.17	$3.90	$3.61
Diluted earnings per share available to common shareholders	$1.61	$1.04	$3.46	$3.15

Basic weighted average shares outstanding	606,080	615,822	615,768	614,173
Diluted weighted average shares outstanding	712,547	737,180	723,317	735,599

Dividends declared and paid per common share	$0.18	$0.18	$0.64	$0.36

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Unaudited Statements of Cash Flows
for the six months ended March 31, 2016 and 2015

	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,502,246	$2,315,363
Adjustments to reconcile net income from operations to net cash flows from operating activities:
Depreciation	960,130	984,662
Amortization	182,500	182,500
(Gain) loss on sale of property and equipment	(34,482)	7,036
Equity-based compensation	660,203	607,661
Deferred income taxes	352,242	238,555
Provision (recovery) for losses on doubtful accounts	(67,000)	159,999
Provision (recovery) for losses on inventory obsolescence	70,818	(34,189)
Other	(4,022)	(4,023)

Changes in assets and liabilities:
Accounts receivable	2,677,840	2,279,407
Inventories	4,128,553	(21,852,218)
Prepaid and other current assets	(1,954,372)	1,708,944
Other assets	20,467	111,792
Accounts payable	(1,005,681)	200,996
Accrued expenses and accrued wages, salaries and bonuses	(1,479,465)	(862,235)
Income taxes payable	343,304	(1,577,138)
Net cash flows from operating activities	7,353,281	(15,532,888)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(692,402)	(611,106)
Proceeds from sales of property and equipment	48,164	7,800
Net cash flows from investing activities	(644,238)	(603,306)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (payments) borrowings on bank credit agreements	(3,292,820)	16,881,883
Principal payments on long-term debt	(174,650)	(169,782)
Repurchase of common stock	(2,547,683)	—
Dividends paid on convertible preferred stock	(97,820)	(97,285)
Dividends on common stock	(412,210)	(232,488)
Withholdings on the exercise of equity-based awards	(81,406)	(156,497)
Net cash flows from financing activities	(6,606,589)	16,225,831

Net change in cash	102,454	89,637

Cash, beginning of period	219,536	99,922
Cash, end of period	$321,990	$189,559

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$391,130	$403,758
Cash paid during the period for income taxes	1,235,454	3,060,584

Supplemental disclosure of non-cash information:
Equipment acquisitions classified as accounts payable	17,500	48,754
Issuance of common stock in connection with the vesting and exercise of equity-based awards	1,174,981	1,240,842

CONTACT:
AMCON Distributing Company
Christopher H. Atayan, 402-331-3727